Exhibit 99.1

Marlborough Software Development Holdings Inc. Reports Fourth Quarter Results for 2012

The Company reported its revenue for the fourth quarter increased 43% to $2,335,000 as compared to the third quarter of 2012, a 7% increase compared to the fourth quarter of 2011.

MARLBOROUGH, Mass. —(Business Wire)—April 1, 2013—Marlborough Software Development Holdings Inc. (“MSDH” or the “Company”) (OTC: MBGH) today reported revenue of $2,335,000 for the three months ended December 31, 2012, an increase of $700,000 or 43% as compared to the three months ended September 30, 2012 and an increase of $150,000 or 7% as compared to revenue of $2,185,000 for the three months ended December 31, 2011. The increase in revenue for the fourth quarter combined with savings from the expense reductions we announced in August, 2012 resulted in an operating loss of $700,000 for the quarter ended December 31, 2012, an improvement of $1,796,000 and $1,519,000, respectively, as compared to the losses reported for the quarters ended December 31, 2011 and September 30, 2012.

The Company’s cash balance at December 31, 2012 totaled $2,018,000, an increase of $1,467,000 from a balance of $551,000 at December 31, 2011 and an increase of $1,397,000 from a balance of $621,000 at September 30, 2012. The increase in our cash balance during the fourth quarter reflects the receipt of an equity investment from two investors totaling $2,000,000.

“We are very pleased with the progress we have made in the fourth quarter. The Pageflex business which was previously operated by Bitstream Inc., our former parent company, prior to the spin-out of MSDH and the Pageflex business, recorded its highest quarterly revenue and smallest operating loss since the second quarter of 2008,” said Pinhas Romik, President and CEO of MSDH. “The investments and commitments that we received during the fourth quarter and cost savings which we continue to achieve have made us a stronger company and better positioned us to move the Company forward as we explore long term growth initiatives and the attainment of profitability. We remain committed to the development of the Pageflex brand of products while we also continue to work with Corporate Partners LLC, who are advising us on strategic alternatives.”

GAAP Loss

Our loss from operations decreased $1,796,000 to $700,000 for the three months ended December 31, 2012, as compared to $2,496,000 for the three months ended December 31, 2011. Our net loss allocable to common stockholders decreased $1,565,000 to $958,000 or $0.09 per share for the three months ended December 31, 2012, as compared to $2,523,000 or $0.23 per share for the three months ended December 31, 2011.

Our loss from operations decreased $1,519,000 to $700,000 for the three months ended December 31, 2012, as compared to $2,219,000 for the three months ended September 30, 2012. Our net loss allocable to common stockholders decreased $1,279,000 to $958,000 or $0.09 per share for the three months ended December 31, 2012 as compared to $2,237,000 or $0.21 per share for the three months ended September 30, 2012.

Non-GAAP Loss

Our non-GAAP results exclude stock-based compensation expense, allocated costs associated with the resignation in May 2011 of the CEO of our former parent, Bitstream Inc., the amortization of capitalized software and intangible assets primarily acquired from Press-Sense Ltd., as well as expenses related to the preferred stock issued in October 2012, and include MSDH expenses charged to Bitstream Inc. via our management fee agreement or allocated to Bitstream Inc. via our allocation methodology. Our non-GAAP loss from operations decreased $4,084,000 to $457,000 for the three months ended December 31, 2012, as compared to $4,541,000 for the three months ended December 31, 2011. Our non-GAAP net loss allocable to common stockholders decreased $4,056,000 to $512,000 or $0.05 per share for the three months ended December 31, 2012, as compared to $4,568,000 or $0.42 per share for the three months ended December 31, 2011. A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Forward-Looking Statements Disclosure

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. Forward-looking statements can be identified by the use of the words “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” “proposed,” or “continue” or the negative of those terms. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties, including, without limitation, market acceptance of the Company’s products, competition and the timely introduction of new products. Additional information concerning certain risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”), including MSDH’s Annual Report on Form 10-K for the year ended December 31, 2012, as may be supplemented from time to time by MSDH’s subsequent reports filed with the SEC. We undertake no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise after the date of this document.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in the Company’s press release in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company also presents non-GAAP measures relating to income or loss from operations, net income or loss, and net income or loss per diluted share which were adjusted from amounts determined based on GAAP to exclude share-based compensation expenses, allocated resignation costs of the CEO of our former parent, as well as expenses from the amortization of capitalized software and intangible assets primarily acquired from Press-sense Ltd., and include non-transaction related MSDH expenses charged to Bitstream Inc. via our management fee agreement or allocated to Bitstream Inc. via our allocation methodology as discussed further in our 2011 Annual Report on Form 10-K filed March 30, 2012.

The Company believes these non-GAAP financial measures will enhance the reader’s overall understanding of MSDH’s current financial performance and the Company’s prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business.

These financial measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP, and may have limitations in that they do not reflect all of MSDH’s results of operations as determined in accordance with GAAP.

These non-GAAP measures should only be used to evaluate MSDH’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from, or as a substitute for results prepared in accordance with GAAP.

About Marlborough Software Development Holdings Inc. (“MSDH”)

MSDH’s Pageflex brand enables companies across the globe to communicate their marketing messages more easily and effectively. The award-winning Pageflex product line sets a standard for excellence and innovation in targeted marketing and brand management. Pageflex offers the ability to personalize any form of communication in print, e-mail, or on the Web. Pageflex has been a pioneer in the development of variable data and web-to-print storefronts, and has expanded to offer software for multi-channel campaign management, dynamic publishing, and back-end production automation. Pageflex solutions use the patented Pageflex variable publishing engine and Adobe® InDesign®. For more information, visit www.pageflex.com.

Marlborough Software Development Holdings Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenue:
Software licenses	$889	$715	$2,280	$2,793
Services	1,446	1,470	5,423	5,849

Total revenue	2,335	2,185	7,703	8,642

Cost of revenue:
Software licenses	352	244	1,052	1,103
Services	439	506	2,280	2,025

Total cost of revenue	791	750	3,332	3,128

Gross profit	1,544	1,435	4,371	5,514

Operating expenses:
Marketing and selling	840	1,211	3,948	3,863
Research and development	931	1,965	5,645	7,119
General and administrative	473	755	3,263	3,208

Total operating expenses	2,244	3,931	12,856	14,190

Operating loss	(700)	(2,496)	(8,485)	(8,676)

Interest and other (expense) income, net	(1)	3	(27)	10

Loss before provision for income taxes	(701)	(2,493)	(8,512)	(8,666)
Provision for income taxes	54	30	200	162

Net loss	(755)	(2,523)	(8,712)	(8,828)

Amortization of financing costs on redeemable preferred stock	7	—	7	—
Accretion of discount on redeemable preferred stock	167	—	167	—
Dividends on redeemable preferred stock	29	—	29	—

Net loss allocable to common stockholders	$(958)	$(2,523)	$(8,915)	$(8,828)

Net loss per share allocable to common stockholders, basic and diluted	$(0.09)	$(0.23)	$(0.83)	$(0.82)

Shares used in calculating net loss per share allocable to common stockholders, basic and diluted	10,802	10,752	10,767	10,752

Marlborough Software Development Holdings Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands)

	December 31, 2012	December 31, 2011

ASSETS
Current assets:
Cash	$2,018	$551
Accounts receivable, net	540	628
Prepaid expenses and other current assets	420	394

Total current assets	2,978	1,573

Property and equipment, net	1,722	1,355
Other	413	238
Goodwill	3,297	3,297
Intangible assets, net	2,669	3,070

Total assets	$11,079	$9,533

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$385	$169
Accrued payroll and other compensation	491	775
Other accrued expenses	723	388
Short-term deferred revenue	2,229	2,200

Total current liabilities	3,828	3,532

Long-term deferred revenue	555	526
Long-term deferred rent	469	506

Total liabilities	4,852	4,564

Series A redeemable preferred stock	1,888	—

Total stockholders’ equity	4,339	4,969

Total liabilities and stockholders’ equity	$11,079	$9,533

Marlborough Software Development Holdings Inc. and Subsidiaries

Non-GAAP Results

(In Thousands, Except Per Share Data)

The following table shows MSDH’s non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Operating loss:
GAAP operating loss	$(700)	$(2,496)	$(8,485)	$(8,676)
Stock-based compensation	9	81	1,451	384
Amortization of intangible assets and capitalized software	234	102	580	408
Allocation to former parent	—	(2,228)	(818)	(4,883)
Resignation costs, former CEO	—	—	—	347

Non-GAAP operating loss	$(457)	$(4,541)	$(7,272)	$(12,420)

Net loss allocable to common stockholders:
GAAP net loss allocable to common stockholders	$(958)	$(2,523)	$(8,915)	$(8,828)
Stock-based compensation	9	81	1,451	384
Amortization of intangible assets and capitalized software	234	102	580	408
Allocation to former parent	—	(2,228)	(818)	(4,883)
Resignation costs, former CEO	—	—	—	347
Expenses related to redeemable preferred stock- including accretion of discount, amortization of financing costs, and dividends	203	—	203	—

Non-GAAP net loss allocable to common stockholders	$(512)	$(4,568)	$(7,499)	$(12,572)

Net loss per share allocable to common stockholders:
GAAP net loss per share allocable to common stockholders	$(0.09)	$(0.23)	$(0.83)	$(0.82)
Stock-based compensation per share	—	—	0.13	0.04
Amortization of intangible assets and capitalized software per share	0.02	0.01	0.05	0.04
Allocation to former parent per share	—	(0.20)	(0.07)	(0.46)
Resignation costs, former CEO per share	—	—	—	0.03
Expenses per share related to redeemable preferred stock- including accretion of discount, amortization of financing costs, and dividends	0.02	—	0.02	—

Non-GAAP net loss per share allocable to common stockholders	$(0.05)	$(0.42)	$(0.70)	$(1.17)

For the three and twelve month periods ended December 31, 2012, net loss per share is based on 10,802,000 and 10,767,000 weighted average shares outstanding, respectively. For the three and twelve months ended December 31, 2011, net loss per share is based on 10,752,000 weighted average shares outstanding. GAAP and Non-GAAP amounts exclude $0 and $2,254,000 for the three and twelve months ended December 31, 2012, respectively, for Separation, Distribution, and Merger costs which were incurred by MSDH and subsequently charged to Bitstream Inc. via a management fee agreement.